UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	October 25, 2010
(Date of earliest event reported)	October 21, 2010

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 21, 2010, our Board of Directors authorized a three-year stock repurchase program to buy up to $750 million of our common stock currently issued and outstanding, subject to the limitation that purchases will not exceed $300 million in any one calendar year.  The shares will be repurchased from time to time in open market transactions or through privately negotiated transactions at our discretion, subject to market conditions and other factors.  The purchases will be funded by the company’s available cash, free cash flow and short-term borrowings.  The program will terminate upon completion of the repurchase of $750 million of common stock or on December 31, 2013, whichever occurs first.

Item 9.01	Financial Statements and Exhibits
Exhibits 99.1 News release issued by ONEOK, Inc. dated October 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	October 25, 2010	By:	/s/ Curtis L. Dinan
Senior Vice President, Chief Financial Officer and Treasurer